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                                                                    EXHIBIT 10.4

                              METRIS COMPANIES INC.
                         MANAGEMENT STOCK PURCHASE PLAN


                                    ARTICLE I

                                     PURPOSE

     The purposes of this Metris Companies Inc. Management Stock Purchase Plan (the "Plan") are (i) to align the interests of the stockholders of Metris Companies Inc. (the "Company") and the senior executives of the Company and certain of its subsidiaries by increasing the proprietary interest of such executives in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such executives of the Company and such subsidiaries, and (iii) to motivate such executives to act in the long-term best interests of the Company's stockholders.

                                   ARTICLE II

                                   DEFINITIONS

     For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article. "Board" shall mean the Board of Directors of the Company.

     "Bonus Plan" shall mean the Metris Management Incentive Bonus Plan.

     "Bonus Year" shall mean the calendar year for which an annual bonus is payable under the Bonus Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean a committee designated by the Board consisting of two or more members of the Board, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Company Match" shall mean an amount credited to a Participant's Stock Purchase Account pursuant to Section 4.2 hereof based on the deferred portion of the Participant's annual bonus under the Bonus Plan for a Bonus Year.

     "Designated Beneficiary" shall mean the person or persons entitled to receive the remaining Distributable Balance in a Participant's Stock Purchase Account at the Participant's death.

     "Distributable Balance" shall mean the balance in a Participant's Stock Purchase Account that is distributable to the Participant upon termination of the Participant's employment or the earlier distribution date specified by the Participant.

     "Employer" shall mean the Company and any subsidiary of the Company approved by the Board.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a share of Common Stock shall mean its closing sale price on the principal national stock exchange on which Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "Legal Representative" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to a Participant.

     "Participant" means an eligible executive of an Employer who has elected to participate in the Plan.

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     "Stock Purchase Account" shall mean a book reserve maintained by the
Company for the purpose of measuring the amount payable to a Participant with respect to the deferred portion of the Participant's annual bonus under the Bonus Plan for a Bonus Year.

                                   ARTICLE III

                         ELIGIBILITY AND ADMINISTRATION

     3.1 Eligibility. Any executive of an Employer whose job title is that of Senior Vice President or higher and who is a participant in the Bonus Plan is eligible to participate in the Plan.

     3.2 Administration. The Plan shall be administered by the Committee. The Committee may, in its sole discretion and for any reason at any time, take action such that all or a portion of the amount in a Participant's Stock Purchase Account attributable to a Company Match shall vest. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, and establish such rules and regulations it deems necessary or desirable for the administration of the Plan. All such interpretations, rules and regulations shall be final, binding and conclusive.

     (a) Indemnification. No member of the Board or Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

     3.3 Shares Available. Subject to adjustment as provided in Section 5.5, 150,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock shall be reduced by the aggregate number of shares of Common Stock allocated to Participant's Stock Purchase Accounts under the Plan. To the extent that shares of Common Stock allocated to Participant's Stock Purchase Accounts are forfeited, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                                   ARTICLE IV

                             STOCK PURCHASE ACCOUNTS
                            AND COMPANY MATCH AWARDS

     4.1 Stock Purchase Accounts. There shall be deducted from each check in full or partial payment of a Participant's annual bonus under the Bonus Plan for a Bonus Year, an amount equivalent to the percentage (not to exceed 50%) of the gross bonus payment that the Participant has elected to defer (in accordance with rules and regulations established by the Committee), which amount will be credited as of the date on which the check is issued to the Participant's Stock Purchase Account. Amounts so credited to the Participant's Stock Purchase Account (as adjusted for deemed investment returns) shall be 100% vested at all times.

     4.2 Company Match Awards. As of each date on which amounts are credited to a Participant's Stock Purchase Account pursuant to Section 4.1, there shall also be credited to the Stock Purchase Account a Company Match amount equal to 33 1/3% of the amount credited to the Stock Purchase Account as of such date pursuant to Section 4.1. The Company Match amount so credited to the Participant's Stock Purchase Account pursuant to this Section 4.2 (as adjusted for deemed investment returns hereunder) shall become vested on the third anniversary of the end of the Bonus Year, provided that the Participant is an employee of the Company (or a subsidiary of the Company) on such date.

     4.3 Deemed Investment of Stock Purchase Accounts. Amounts credited to a Participant's Stock Purchase Account pursuant to Sections 4.1 and 4.2 above shall be deemed to be invested in whole and fractional shares of Common Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Stock Purchase Account.

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     4.4 Distribution of Stock Purchase Accounts. On the earlier of the date specified by the Participant (which shall be no earlier than the second anniversary of the end of the Bonus Year in the case of the Bonus Year ending December 31, 1999 or the third anniversary of the end of the Bonus Year for all subsequent Bonus Years) in accordance with rules and regulations established by the Committee or the date the Participant terminates his/her employment for whatever reason, the Company shall compute the "Distributable Balance" in the Stock Purchase Account on such date. This Distributable Balance shall include
(i) if the Participant's employment has terminated, all bonus deferrals made through the current month (as adjusted for deemed investment returns hereunder), or, if the Participant's employment has not terminated, all bonus deferrals that are distributable to the Participant on such date (as adjusted for deemed investment returns hereunder) and (ii) if the Participant's employment has terminated for retirement, disability or death, all Company Match amounts credited to the Stock Purchase Account (as adjusted for deemed investment returns hereunder), or, if the Participant's employment has not terminated or has terminated for any other reason, the vested Company Match amounts credited to the Stock Purchase Account (as adjusted for deemed investment returns hereunder). In the event that the Participant becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long term disability payments provided by the Company's insurance carrier. Payment of the Distributable Balance under these events will be in accordance with the Participant's payment method and distribution date elections. For purposes of this Section 4.4, "disability" shall mean a total physical disability which, in the Company's judgment, prevents the Participant from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and "retirement" shall mean retirement as defined in the [name of Company's retirement plan]. All distributions hereunder will be made in whole shares of Common Stock and cash equal to the Fair Market Value of any fractional share. If a Participant dies before his/her entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the Participant's Designated Beneficiary.

     4.5 Designation of Beneficiaries. A Participant may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The Participant may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If any Designated Beneficiary predeceases the Participant, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the Participant's death, or if the Participant fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive:

          i) Participant's spouse, if living; otherwise

          ii) Participant's then living descendants, per stirpes; and otherwise;

          iii) Participant's estate

                                    ARTICLE V

                                     GENERAL

     5.1 Effective Date of Plan. The Plan shall become effective as of [January 1, 2000]. The Program shall be submitted to the stockholders of the Company for approval, and in the event that the Program is not approved by such stockholders, any awards granted under the Program shall be void.

     5.2 Amendments. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law; provided, however, that, except as provided in Section 5.5, no amendment shall be made without stockholder approval if such amendment increases the maximum number of shares of Common Stock available for issuance under the Plan. No amendment may impair the rights of a Participant without the consent of such Participant.

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     5.3 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the distribution of Common Stock. In the alternative, the Company may withhold whole shares of Common Stock which would otherwise be delivered to a Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with a distribution (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the Participant may satisfy any such obligation. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

     5.4 Restrictions on Shares. If at any time the Company determines that the listing, registration or qualification of the shares of Common Stock allocated to the Stock Purchase Accounts of Participants upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered to any Participant hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     5.5 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities deemed to be held in each Stock Purchase Account shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

     5.6 Change in Control.

     (a) (1) Notwithstanding any provision in the Plan, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the amount in a Stock Purchase Account attributable to a Company Match to vest, or electing that each outstanding Stock Purchase Account shall be canceled by the Company, and that each Participant shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then deemed to be in the Participant's Stock Purchase Account, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

     (2) In the event of a Change in Control pursuant to subsection (b)(3) or
(4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.

     (b) For purposes of the Plan, "Change in Control" shall mean:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following:
     (i) any acquisition directly from the Company or a subsidiary of the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or a subsidiary of the Company), (ii) any acquisition by the Company or a subsidiary of the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.6(b) (all such persons, collectively, the "Exempted Persons");

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     (2) individuals who, as of [January 1, 2000], constitute the Board (the
     "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to [January 1, 2000], whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or subsidiary of the Company, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or subsidiary of the Company, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and
     (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

     5.7 No Right of Employment. Participation in the Plan shall not confer upon any person any right to continued employment by the Company or any of its subsidiaries or affect in any manner the right of the Company or any of its subsidiaries to terminate the employment of any person at any time without liability hereunder.

     5.8 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock of the Company which are allocated to such person's Stock Purchase Account hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock.

     5.9 Governing Law. The place of administration of the Plan shall be in the State of Minnesota. The corporate law of the State of Delaware shall govern issues relating to the validity and issuance of shares of Common Stock. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of Minnesota, without giving effect to principles relating to conflict of laws.

     5.10 Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

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